                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         ESCO ELECTRONICS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                                   ESCO LOGO

                        NOTICE OF THE ANNUAL MEETING OF

                              THE STOCKHOLDERS OF

                          ESCO ELECTRONICS CORPORATION

                                                             St. Louis, Missouri
                                                                December 9, 1999

TO THE STOCKHOLDERS OF
ESCO ELECTRONICS CORPORATION:

     The Annual Meeting of the Stockholders of ESCO Electronics Corporation will be held at the Hilton St. Louis Frontenac Hotel, 1335 South Lindbergh Blvd., St. Louis County, Missouri 63131 on Thursday, February 3, 2000, commencing at 10:00 a.m., at which meeting only holders of record of common stock trust receipts representing the Company's common stock at the close of business on November 26, 1999, will be entitled to direct The Chase Manhattan Bank, as trustee under the Company's Deposit and Trust Agreement, to vote, for the following purposes:

     1. To elect two directors; and

     2. To transact such other and further business, if any, as lawfully may be brought before the meeting.

                                          ESCO ELECTRONICS CORPORATION

                                          BY  /s/ D J Moore
                                            Chairman, President and
                                            Chief Executive Officer

/s/ Alyson S. Barclay

     Secretary

     EVEN THOUGH YOU MAY PLAN TO ATTEND THE MEETING IN PERSON, PLEASE EXECUTE THE ENCLOSED PROXY AND MAIL IT PROMPTLY. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR YOUR CONVENIENCE.

                          ESCO ELECTRONICS CORPORATION

                   8888 LADUE ROAD, ST. LOUIS, MISSOURI 63124

                                PROXY STATEMENT

     FOR THE ANNUAL MEETING OF THE STOCKHOLDERS TO BE HELD FEBRUARY 3, 2000

     This proxy statement is furnished to the holders of common stock trust receipts ("Receipts") which represent all of the issued and outstanding shares of common stock of ESCO Electronics Corporation (the "Company") in connection with the solicitation of proxies for use in connection with the Annual Meeting of the Stockholders to be held February 3, 2000, and all adjournments thereof, for the purposes set forth in the accompanying Notice of the Annual Meeting of the Stockholders. Such holders are hereinafter referred to as the "Stockholders". The Receipts are issued pursuant to a Deposit and Trust Agreement (the "Trust Agreement") by and among the Company, Emerson Electric Co. ("Emerson"), The Chase Manhattan Bank (the "Trustee"), and the holders of Receipts from time to time. The Trust Agreement was executed in connection with the distribution on October 19, 1990 (the "1990 Stock Distribution") to Emerson shareholders of record as of the close of business on October 5, 1990 of one share of the Company's common stock for every 20 shares of Emerson common stock owned on such date. The Receipts represent shares of the Company's common stock (the "Common Shares") held by the Trustee on behalf of each holder of a Receipt pursuant to the Trust Agreement. Pursuant to the Trust Agreement, each holder, except in certain circumstances, is generally entitled to direct the Trustee as to how the Common Shares represented by such Receipts are to be voted, and these voting instructions may include granting a discretionary proxy to persons designated by the Company. Effective January 17, 2000, all outstanding Receipts will be exchanged for the Common Shares represented by them pursuant to the terms of the Trust Agreement. The Company's transfer agent will forward to you the necessary information to effect the exchange. The Company is first mailing this proxy statement and the enclosed form of proxy to Stockholders on or about December 9, 1999.

     Whether or not you expect to be present in person at the meeting, you are requested to fill in, sign, date and return the enclosed form of proxy. If you attend the meeting, you may of course direct the Trustee to vote by ballot. If you do not attend the meeting, the Common Shares represented by your Receipts can be voted only when represented by a properly executed proxy. In this case you have several choices:

     - You may vote on each proposal when returning the enclosed proxy form, in which case the Common Shares represented by your Receipts will be voted in accordance with your choices.

     - You may, when appropriate, indicate a preference to abstain on any proposal, which will have the effect described in "VOTING" on page 15.

     - You may return a properly executed proxy form without indicating your preferences, in which case the proxies will instruct the Trustee to vote the Common Shares represented by your Receipts FOR election of the directors nominated by the Board of Directors.

     Any person giving such proxy has the right to revoke it at any time before it is voted by giving written notice of revocation to the Secretary of the Company, by duly executing and delivering a proxy bearing a later date, or by attending the Annual Meeting and directing the Trustee to cast a contrary vote in person.

     The close of business on November 26, 1999 has been fixed as the record date for the determination of the Stockholders entitled to instruct the Trustee how to vote at the Annual Meeting of the Stockholders. As of the record date, Receipts representing 12,421,769 Common Shares were outstanding and entitled to be voted at such meeting. The holders of the Receipts will be entitled to direct the Trustee to cast one vote for each Common Share represented by a Receipt held of record on the record date.

     A copy of the Company's Annual Report to Stockholders for the fiscal year ended September 30, 1999 accompanies this proxy statement.

     The solicitation of this proxy is made by the Board of Directors of the Company. The solicitation will be by mail, and the expense thereof will be paid by the Company. Proxies may also be solicited by telephone or telefax by directors, officers or regular employees of the Company.

                            I. ELECTION OF DIRECTORS

NOMINEES AND CONTINUING DIRECTORS

     The Company's Bylaws provide that the number of directors shall not be less than three nor greater than ten, and shall be determined from time to time by majority vote of the Board of Directors. In accordance with the Bylaws, the Board of Directors has fixed the number of directors at seven. The Board is divided into three classes, with the terms of office of each class ending in successive years. Two directors of the Company are to be elected for terms expiring at the Annual Meeting in 2003, or until their respective successors have been elected and have qualified. Certain information with respect to the nominees for election as directors proposed by the Company and the other directors whose terms of office as directors will continue after the Annual Meeting is set forth below. Should any one or more of the nominees be unable or unwilling to serve (which is not expected), the proxies (except proxies marked to the contrary) will be voted for such other person or persons as the Board of Directors of the Company may recommend. Proxies cannot be voted for more than two nominees.

             NAME, AGE, PRINCIPAL OCCUPATION OR                 SERVED AS
               POSITION, OTHER DIRECTORSHIPS                  DIRECTOR SINCE
             ----------------------------------               --------------
TO BE ELECTED FOR TERMS ENDING IN 2003
J.M. McConnell, 58..........................................       1996
  President and Chief Executive Officer, Instron
     Corporation, manufacturer of scientific instruments
  Director of Instron Corporation
D. C. Trauscht, 66..........................................       1991
  Chairman, BW Capital Corporation, private investment
     company
  Director of Cordant Technologies Inc., Blue Bird
     Corporation, Wynn's International Corp., Burns
     International Services Corp., Global Motorsports Inc.
TO CONTINUE IN OFFICE UNTIL 2002
W. S. Antle III, 55.........................................       1994
  Chairman, President and Chief Executive Officer, Oak
     Industries Inc., manufacturer of components and
     controls
  Director of Oak Industries Inc., GenRad, Inc., Nvest
     Companies, L.P.
L.W. Solley, 57.............................................       1999
  Chairman and Chief Executive Officer, Fisher Controls
     International, Inc., manufacturer of valves and
     regulators
  Executive Vice President, Emerson Electric Co.,
     manufacturer of electrical and other products
TO CONTINUE IN OFFICE UNTIL 2001
J. J. Carey, 71.............................................       1990
  Retired Chairman of the Board, Allendale Mutual Insurance
     Co., industrial property insurer
D. J. Moore, 61.............................................       1990
  Chairman, President and Chief Executive Officer of the
     Company
  Director of Instron Corporation
J.M. Stolze, 56.............................................       1999
  Executive Vice President and Chief Financial Officer, MEMC
     Electronic Materials, Inc., manufacturer of silicon
     wafers

     Each of the nominees and continuing directors has had the same position with the same employer as stated in the preceding table during the past five years, except as follows:

     From January 1993 until April 1995, Mr. Trauscht was Chairman, President and Chief Executive Officer of Borg-Warner Security Corporation. From April to October 1995, Mr. Trauscht was Chairman and Chief Executive Officer, and from October 1995 to December 1995, he was Chairman. Since January 1996, he has been Chairman of BW Capital Corporation.

     From December 1989 until May 1995, Mr. Antle was President and Chief Executive Officer of Oak Industries Inc. Since the latter date, he has been Chairman, President and Chief Executive Officer.

     From June 1993 until his retirement in March 1995, Mr. Carey served as Chairman of the Board of Allendale Mutual Insurance Co.

     From June 1977 until June 1995, Mr. Stolze was a partner of KPMG LLP or its predecessors.

BOARD OF DIRECTORS AND COMMITTEES

     There were seven meetings of the Board of Directors during fiscal year 1999. All of the incumbent directors attended at least 75% of the meetings of the Board and committees on which they served. Directors who are employees of the Company do not receive any compensation for service as directors. Each non-employee director is currently paid an annual retainer of $18,000 and fees of $700 plus expenses for attendance at each Board meeting. In addition, each non-employee director receives a fee of 300 Receipts per fiscal quarter. Each committee chairman is currently paid an annual retainer of $1,200, and each committee member is paid $600 plus expenses for attendance at each Board committee meeting. In addition, during fiscal year 1999 Mr. Trauscht received $8,000, and Messrs. Antle and McConnell each received $5,000 for their services as chairman and members, respectively, of a special committee. Under the Company's extended compensation plan for non-employee directors, each such director who has served as a non-employee director for at least five years or whose tenure as a director expires pursuant to the Company's Bylaws restriction regarding maximum age for election will, after the later of termination of services as a director or reaching age 65, receive for life a percentage of the annual cash retainer for directors in effect at the time of termination of service. Such percentage is a minimum of 50% and increases to 60% for six years' service, 70% for seven years' service, 80% for eight years' service, 90% for nine years' service and 100% for ten or more years' service. In the event of death of a retired director who is eligible under this plan, 50% of the benefit will be paid to the surviving spouse for life.

     The members of the Board of Directors are appointed to various committees. The standing committees of the Board are: the Executive Committee, the Audit and Finance Committee, and the Human Resources and Ethics Committee. The Board does not have a standing nominating committee.

     The Executive Committee's function is to exercise the full authority of the Board of Directors between Board meetings, except that the Executive Committee may not take certain specified actions which the Board of Directors reserved for action by the whole Board. The Committee held no meetings in fiscal year 1999. Mr. Moore (Chairman), Mr. Antle and Mr. Trauscht are the members of the Committee.

     The Audit and Finance Committee's functions generally are to review the Company's reports to Stockholders with management and the independent auditors; appoint the firm of independent auditors to perform the annual audit; review the scope of the auditors' work and review and approve their fees; review the Company's internal controls; review financing requirements and strategy for the Company; and certain other matters. The Committee met four times in fiscal year 1999. Mr. Antle (Chairman), Mr. Carey, Mr. McConnell and Mr. Stolze are the members of the Committee.

     The Human Resources and Ethics Committee's functions generally are to review and approve various compensation and benefit plans; implement and oversee the Charitable Contributions Program; oversee the Company's Code of Business Ethics and Conduct and the Ethics Program; determine when service by an officer or director is eligible for indemnification; and administer the Performance Share Plans and the Stock

Option Plans. The Committee met five times in fiscal year 1999. Mr. Trauscht (Chairman), Mr. Carey and Mr. Solley are the members of the Committee.

EXECUTIVE COMPENSATION

               REPORT OF THE HUMAN RESOURCES AND ETHICS COMMITTEE
                           ON EXECUTIVE COMPENSATION

INTRODUCTION

     The following report is provided by the Human Resources and Ethics Committee of the Board of Directors. The Committee supervises the Company's Executive Compensation Program (the "Program") and is directly responsible for compensation actions affecting the Chairman, President and Chief Executive Officer (the "Chief Executive Officer"), other executive officers and other senior executives of the Company. The Committee, which consists entirely of non-employee directors, met five times in fiscal year 1999.

EXECUTIVE COMPENSATION PHILOSOPHY

     The Program is designed and administered to relate executive compensation to four basic objectives:

     - Competitive Position: The Program is designed to pay competitive compensation so the Company can attract and retain highly qualified executives. To assist it in determining competitive compensation practices, the Committee frequently utilizes information about compensation levels of other companies, including information provided by qualified independent consultants. When compensation significantly varies from competitive levels, the Committee makes appropriate adjustments over time through the annual compensation planning process.

     - Company Performance: The Program is designed to reflect overall Company performance, with appropriate consideration of conditions that exist in the industries in which it engages. In determining compensation levels and compensation changes, the Committee considers the Company's overall performance in meeting both short-term and long-term objectives. The Committee considers achievement of operating objectives in areas such as sales, earnings, entered orders and cash management, as well as progress toward long-term strategic objectives.

     - Stockholder Return: The Program has been designed to establish a direct link between the interests of the Company's executives and its Stockholders. This is accomplished by allocating a substantial portion of senior management compensation to stock-based programs tied directly to Stockholder return.

     - Individual Performance: In addition to the above factors, the Committee considers the executive's individual performance and contributions to the Company's results in determining appropriate compensation levels.

THE EXECUTIVE COMPENSATION PROGRAM

     To achieve the above objectives, the Program consists of three basic elements:

     - Base Salary: The base salary of each executive is reviewed annually and set by the Committee at the beginning of each fiscal year. Salary changes reflect overall Company performance, pay competitiveness and the individual's performance. The targeted percentage of cash compensation represented by base salary varies based on the level of the position, with a target of approximately 60% for the Chief Executive Officer and approximately 70% for the other executive officers.

     - Annual Incentive Cash Compensation: A substantial portion of each executive's annual cash compensation is tied to Company performance through the Company's Performance Compensation Plan, an annual incentive cash compensation program. The Committee determines the annual Performance Compensation payment for each executive at the end of each fiscal year on the basis of subjective evaluations of Company performance, considering market conditions and industry circumstances, in key areas such as sales, earnings, entered orders and cash management. The executive's performance and the relative competitiveness of the executive's compensation level are also considered in the determination of the Performance Compensation payment.

     - Long-Term Incentive Compensation: To ensure that management's interests are directly tied to Stockholder return, a substantial portion of senior executive total compensation is provided by stock-based, long-term compensation plans. To place emphasis on Stockholder return, the Company has implemented stock option, performance share and restricted stock programs. Awards and payments to executive officers under these programs are included in the accompanying tables. The Company's stock option plans provide for the award of incentive stock options, non-qualified stock options, and stock appreciation rights ("SARs"). No SARs have been awarded to date. All options granted to date, when first issued, have been awarded at an exercise price equal to the fair market value of the stock on the date of the award. The Company's performance share plans provide for the earning of shares if the Company achieves specified performance objectives established at the time of the award. All performance share awards made to date have directly encouraged Stockholder value creation by providing for earning of shares if the Company achieves specific stock price targets. The restricted stock awards, in which vesting is contingent on continued employment for a specified period, also provide for Stockholder value creation as this component of the compensation system is designed to retain senior executives and motivate them to improve market value of the stock over a number of years.

FISCAL YEAR 1999 EXECUTIVE OFFICER COMPENSATION

     Fiscal year 1999 base salaries for the executive officers, which are shown in the Summary Compensation Table on page 8, were set at the beginning of fiscal year 1999. The salaries were set based on a subjective evaluation of fiscal year 1998 performance and salary levels compared to similar companies, consistent with the methodology described below.

     In determining fiscal year 1999 Performance Compensation Plan payments for the executive officers, the Committee considered the competitiveness of cash compensation levels compared to similar companies. The Committee utilized information in an executive compensation report from a nationally recognized, independent compensation consulting firm. In view of the impending sale of the Company's Systems & Electronics Inc. subsidiary ("SEI"), that report compared the Company's compensation practices to publicly traded filtration/fluid flow companies selected on the basis of their similarity to the Company. Total cash compensation of the Company's Chief Executive Officer and other executive officers, including both base salary and the annual incentive compensation payment, was below the median level for the chief executive officer and other executive officers of the comparison companies. Total compensation of the Company's Chief Executive Officer and other executive officers, including base salary, annual incentive cash compensation and long-term incentive compensation, was also lower than the median total compensation for the comparable officers of the comparison companies. The Committee also considered the Company's operating performance and progress made on strategic initiatives. Overall performance of the Company was judged to be solid in fiscal year 1999, with continued growth in the Company's commercial business. In 1999, the Company achieved sales of $416.1 million compared with $365.1 million in 1998. Net earnings in fiscal year 1999 were $25.4 million, or $2.02 per share, compared with net earnings of $11.3 million, or $.90 per share, in fiscal year 1998. The fiscal 1999 results reflect a pre-tax gain of $59.9 million related to the sale of the SEI subsidiary, partially offset by nonrecurring charges of $9.1 million related to restructuring of certain business areas and $25 million related to the effect of an accounting change. All of the Company's operating subsidiaries generated positive cash flow in fiscal year 1999. The Company made excellent progress towards achievement of its strategic objectives in fiscal year 1999. Of major significance was the completion of the sale of SEI, the Company's last large defense business. Although the sale of SEI will reduce revenues in the short term, it substantially reduces the Company's risk profile and provides the financial capability to make commercial acquisitions in the Company's core business areas, fund internal growth and continue the stock repurchase program.

     Based on a subjective evaluation of the above factors, the Committee approved a performance compensation plan payment of $246,500 for the Chief Executive Officer. Fiscal year 1999 total cash compensation for the Chief Executive Officer remained slightly below the market as determined by the 1998 median compensation level of chief executive officers based on the aforementioned compensation report. The total cash compensation levels established for the Company's other executive officers are detailed in the Summary Compensation Table on page 8. The 1999 total cash compensation levels for the other executive officers as a group are lower than the median cash compensation levels for the comparable executive officers of the comparison companies.

     Consistent with the Committee's objective of aligning the interests of senior management and Stockholders, in fiscal year 1999 the Committee awarded the Chief Executive Officer options for 54,000 shares under the 1999 Stock Option Plan. The other executive officers as a group were awarded options for a total of 54,000 shares under the Plan. The option exercise price of all such options awarded is the fair market value of the shares on the date of the award.

     The Company has employment agreements with the Chief Executive Officer and the other current executive officers as described on page 12. The Chief Executive Officer and the other current executive officers are covered by a Severance Plan which is described on page 12.

     Section 162(m) of the Internal Revenue Code denies a federal income tax deduction for compensation in excess of $1 million paid to any of the Company's highest paid executive officers unless the compensation qualifies for a performance-based exception. The 1999 Stock Option Plan is designed to permit awards that satisfy the performance-based exception of section 162(m). To date, no other specific action has been taken with respect to section 162(m) because the Company's compensation levels have not been expected to exceed the $1 million limit by a material amount. The Committee intends to review the potential effect of section 162(m) periodically and may in the future take other appropriate actions to qualify, to the extent reasonable, executive officer compensation for deductibility under section 162(m).

SUMMARY

     The Committee believes the Company's compensation program has been designed and managed by the Committee to directly link the compensation of the Company's executives to Company performance, individual performance and Stockholder return. The level of total direct compensation paid to the Company's Chief Executive Officer over the last three year period is slightly below the median competitive level for similar companies in the filtration/fluid flow comparison group. The total direct compensation for the Company's other senior executives is also slightly below market levels as determined by the comparison group. The Committee will continue to address these compensation levels over time, consistent with Company and individual performance, and will continue to emphasize performance-based and stock-based compensation that links management and Stockholder interests.

                                          The Human Resources and
                                          Ethics Committee

                                          D.C. Trauscht, Chairman
                                          J. J. Carey
                                          L.W. Solley

                           SUMMARY COMPENSATION TABLE

     The following table contains certain information concerning compensation for each of the last three fiscal years relating to the Company's Chief Executive Officer and its other three executive officers serving at September 30, 1999, for all services rendered in all capacities to the Company and its subsidiaries.

                                                                                    LONG TERM-COMPENSATION
                                                                            --------------------------------------
                                                                                     AWARDS              PAYOUTS
                                         ANNUAL COMPENSATION                ------------------------   -----------
                             --------------------------------------------      ($)           (#)
                                                                 ($)        RESTRICTED    SECURITIES       ($)             ($)
         NAME AND            FISCAL      ($)        ($)      OTHER ANNUAL     STOCK       UNDERLYING      LTIP          ALL OTHER
    PRINCIPAL POSITION        YEAR      SALARY     BONUS     COMPENSATION     AWARDS       OPTIONS       PAYOUTS     COMPENSATION(1)
    ------------------       ------    --------   --------   ------------   ----------    ----------   -----------   ---------------
D.J. Moore.................   1999     $425,000   $246,500      $6,664       $      0       54,000      $      0         $  390
Chairman, President and       1998      400,000    225,000       5,200        564,000(2)         0       641,672            341
Chief Executive Officer       1997      370,000    235,000       6,035              0       30,000       445,496            310
P.M. Ford..................   1999      170,000     70,550       3,570              0       18,000             0            846
Senior Vice President and     1998      158,000     65,000       2,546        161,438(3)         0       175,000            879
Chief Financial Officer       1997      145,000     65,000       3,211              0        7,500       121,499          1,052
W. Stark...................   1999      170,000     68,000       4,671              0       18,000             0          1,265
Senior Vice President,        1998      160,000     62,000       1,079        161,438(3)         0       175,000          1,276
Secretary and General         1997      148,000     60,000       1,052              0        7,500       121,499          1,599
Counsel
V.L. Richey................   1999      110,000     44,200       1,847              0       18,000             0              0
Vice President,               1998           --         --          --             --           --            --             --
Administration                1997           --         --          --             --           --            --             --

-------------------------
(1) Represents the dollar value of the benefit of premiums paid for split-dollar life insurance policies.

(2) Represents fair market value of $17.625 per share at the time of award for the 32,000 shares awarded. The value of these shares at September 30, 1999 was $360,000 based on fair market value of $11.25 per share. As of that date, Mr. Moore held no other restricted stock. These shares will vest if Mr. Moore continues in the employment of the Company through the vesting date, September 30, 2000, upon his earlier termination on account of death or disability, or upon his termination by the Company other than for cause. If any dividends are paid on the Receipts, they would be paid on this restricted stock.

(3) Represents fair market value of $17.9375 per share at the time of award for the 9,000 shares awarded. The value of these shares at September 30, 1999 was $101,250 based on fair market value of $11.25 per share. As of that date, the executive officers held no other restricted stock. As awarded, the vesting of these shares was contingent upon the recipient continuing in the employment of the Company until September 30, 2001. Pursuant to the severance agreement and special separation agreement described on page 13, these shares will vest and become payable December 31, 1999. If any dividends are paid on the Receipts, they would be paid on this restricted stock.

     The Company's stock option, restricted stock award and performance share award agreements and Supplemental Executive Retirement Plan applicable to the named executive officers generally provide for acceleration of vesting and, in certain cases, payout, of awards and retirement benefits under such agreements and Plan in the event of a change in control of the Company, as defined in such agreements and Plan, respectively.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                              INDIVIDUAL GRANTS
                                            -----------------------------------------------------
                                               (#)          % OF TOTAL
                                            NUMBER OF        OPTIONS
                                            SECURITIES      GRANTED TO                                  ($)
                                            UNDERLYING      EMPLOYEES     ($/SHARE)                  GRANT DATE
                                             OPTIONS        IN FISCAL     EXERCISE     EXPIRATION     PRESENT
                  NAME                      GRANTED(1)         YEAR         PRICE         DATE        VALUE(2)
                  ----                      ----------      ----------    ---------    ----------    ----------
D.J. Moore..............................      54,000(3)       10.33       $10.7813      02/09/09      $277,947
P.M. Ford...............................      18,000(4)        3.44        10.7813      02/09/09        92,649
W. Stark................................      18,000(4)        3.44        10.7813      02/09/09        92,649
V.L. Richey.............................      18,000(3)        3.44        10.7813      02/09/09        92,649

-------------------------
(1) All stock option grants are non-transferrable, have a term of ten years from the date of grant, and have an exercise price equal to 100% of the fair market value on the date of grant. In the event of a change in control of the Company, 100% of the options granted may be immediately exercised.

(2) Estimated present values based on the Black-Scholes option pricing model, a mathematical formula used to value options traded on stock exchanges. The following assumptions were used in applying the model to calculate the values: expected future stock price annual volatility rate of 0.353; risk-free rate of return of 5.89% for the option term; annual dividend yield of 0%; and a ten-year option term. No adjustments have been made for non-transferability or risk of forfeiture. The actual value of the options will depend on the market price of the shares on the date the options are exercised, and may vary significantly from the theoretical values estimated by the Black-Scholes model.

(3) Exercisable as follows: one-third of the options granted may be exercised on or after October 1, 2000, one-third on or after October 1, 2001, and one-third on or after October 1, 2002.

(4) As awarded, exercisable as described in note (3) above. Pursuant to the severance agreement and special separation agreement described on page 13, these options will be exercisable on or after December 31, 1999.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

     No stock options were exercised by the named executive officers during fiscal year 1999.

             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

     No awards were made to the named executive officers during fiscal year 1999 under the Company's Performance Share Plans.

                                RETIREMENT PLAN

     At the time of the 1990 Stock Distribution, the Company established a Retirement Plan (the "Retirement Plan") in which the Company's executive officers as well as other salaried employees participate. Prior to the 1990 Stock Distribution, the executive officers participated in one of the pension plans of Emerson or its subsidiaries. The Retirement Plan is substantially identical to the Emerson Retirement Plan at the time of the 1990 Stock Distribution (the "Emerson Retirement Plan"). Under the Retirement Plan, a participant will be credited with his service under the Emerson Retirement Plan, but his benefit accrued under the Retirement Plan will be offset by his benefit accrued under the Emerson Retirement Plan as of September 30, 1990. Benefits under the Retirement Plan may be reduced under certain maximum provisions of the Internal Revenue Code. In 1993, the Company adopted a Supplemental Executive Retirement Plan (the "SERP") which provides that where any such reductions occur, the Company will pay a retirement supplement (as an operating expense) to certain executives, including the executive officers. The SERP will maintain total retirement benefits at the formula level of the Retirement Plan.

                               PENSION PLAN TABLE

                               ANNUAL RETIREMENT BENEFIT AT AGE 65 AFTER
                    ---------------------------------------------------------------
                       10         15         20         25         30         35
  AVERAGE ANNUAL    YEARS OF   YEARS OF   YEARS OF   YEARS OF   YEARS OF   YEARS OF
   COMPENSATION     SERVICE    SERVICE    SERVICE    SERVICE    SERVICE    SERVICE
  --------------    --------   --------   --------   --------   --------   --------
    $150,000......  $ 20,847   $ 31,271   $ 41,694   $ 52,118   $ 62,541   $ 72,965
     250,000......    35,847     53,771     71,694     89,618    107,541    125,465
     350,000......    50,847     76,271    101,694    127,118    152,541    177,965
     450,000......    65,847     98,771    131,694    164,618    197,541    230,465
     550,000......    80,847    121,271    161,694    202,118    242,541    282,965
     650,000......    95,847    143,771    191,694    239,618    287,541    335,465
     750,000......   110,847    166,271    221,694    277,118    332,541    387,965
     850,000......   125,847    188,771    251,694    314,618    377,541    440,465

     These plans provide for fixed retirement benefits based on the participant's credited years of service, five-year average compensation (the highest average annual cash compensation during any five consecutive years), and applicable Social Security covered compensation. The dollar amounts listed for salary and bonus in the Summary Compensation Table are substantially the same as the compensation covered by these plans. The foregoing table shows the combined annual benefits that will be payable from these plans on the basis of a single life annuity with five years certain.

     Under current law, the benefit amounts will not be subject to any deduction for Social Security or other offset amounts. The credited years of service covered by these plans for each of the persons named in the Summary Compensation Table were as follows as of October 1, 1999: Mr. Moore, 15.5; Mr. Ford, 21; Mr. Stark, 10; and Mr. Richey, 13. The Company agreed to assume a supplemental retirement benefit granted to Mr. Ford by Emerson designed to provide him credit for an additional nine years of service, and to use Emerson's contributory formula for determining this benefit. Payment of the specified retirement benefits is contingent upon continuation of the plans in their present form until the employee retires.

                               PERFORMANCE GRAPH

     The following graph presents a comparison of the cumulative total shareholder return on the Receipts as measured against the Standard & Poor's 500 Stock Index (the "Index"), a peer group against which return on the Receipts was measured in the proxy statement for the 1999 Annual Meeting of Shareholders (the "1998 Peer Group") and another peer group (the "1999 Peer Group"). The Company has added the 1999 Peer Group, which is comprised of publicly traded companies primarily engaged in the manufacture of filtration/fluid flow products, as a comparison group this year due to management's belief that the companies included in the 1999 Peer Group more closely resemble the Company than the companies included in the 1998 Peer Group, which is comprised of companies primarily in the defense industry. The Company intends in future periods to provide comparisons only to the Index and the 1999 Peer Group due to the sale in 1999 of the Company's defense subsidiary, Systems & Electronics Inc. The Company is not a component of the Index, the 1998 Peer Group or the 1999 Peer Group. The measurement period begins on September 30, 1994 and measures at each September 30 thereafter. These figures assume that all dividends paid over the measurement period were reinvested, and the starting value of each index and the investments in the Receipts were $100 at the close of trading on September 30, 1994.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURNS

                                     GRAPH

                                    9/94         9/95         9/96         9/97         9/98         9/99
 ESCO Electronics Corporation       100           92           97          242          141          153
 1999 Peer Group                    100          134          150          159          115          145
 1998 Peer Group                    100          140          193          231          149          202
 S&P 500                            100          130          156          219          239          306

     The 1999 Peer Group is comprised of Calgon Carbon Corporation, Clacor Inc., Cuno Inc., Donaldson, Inc., Farr Co., Ionics Inc., Lydall Inc., Millipore Corp., Osmonics Inc. and Pall Corporation. The companies composing the 1998 Peer Group are the same companies which composed the peer group used in the proxy statement for the 1999 Annual Meeting of Stockholders except that Sunstrand Corp. has since been acquired by another company and has been excluded. The 1998 Peer Group is comprised of: AAR Corp., Boeing Co., CAE Inc., Cordant Technologies Inc. (formerly named "Thiokol Corp."), Gencorp Inc., General Dynamics

Corp., General Motors Corp. (GMH), Moog Inc. Class A, Nichols Research Corp., Northrop Grumman Corp., OEA Inc., Raytheon Co., Rockwell International Corp., Transtechnology Corp., United Industrial Corp., and Wyman-Gordon Co.

                                 SEVERANCE PLAN

     The Company has established a Severance Plan (the "Plan") covering the executive officers. Under the Plan, following an occurrence of a Change of Control (as defined), each executive officer will be entitled to be employed by the Company for a three-year period with respect to Messrs. Moore, Ford and Stark and for a two-year period with respect to Messrs. V.L. Richey and C.J. Kretschmer and Ms. A.S. Barclay, during which: (i) he or she will be paid a minimum base salary equal to his or her base salary prior to the Change of Control, and a minimum annual bonus based on the average of his or her bonuses during the last five preceding fiscal years, disregarding the highest and lowest such years, and (ii) he or she will continue to receive the employee benefits to which he or she was entitled prior to the Change of Control. During this employment period, if the executive officer's employment is terminated by the Company other than for cause or disability or the executive officer terminates his or her employment following certain actions by the Company, he or she will be entitled to receive, among other things: (i) three times, in the case of Messrs. Moore, Ford and Stark and two times in the case of Messrs. Richey, Kretschmer and Ms. Barclay, his or her minimum annual base salary and minimum annual bonus, (ii) the lump sum value of a supplemental retirement benefit equal to the difference between (a) his or her benefits under the Retirement Plan and SERP by the addition of three years in the case of Messrs. Moore, Ford and Stark, and two years in the case of Messrs. Richey, Kretschmer and Ms. Barclay, of credited service and (b) the amounts actually payable under such plans, and
(iii) the continuation of his or her employee benefits for three years in the case of Messrs. Moore, Ford and Stark, and two years in the case of Messrs. Richey, Kretschmer and Ms. Barclay. The Company may amend the Plan, but no amendment adverse to the rights of the executive officers will be effective unless notice thereof has been given by the Company to the affected executive officers at least one year prior to the occurrence of a Change of Control.

                      EMPLOYMENT AND SEVERANCE AGREEMENTS

     The Company has entered into employment agreements effective on or about November 1, 1999 with Messrs. Moore, Richey and Kretschmer and Ms. Barclay, the current executive officers. The employment agreements have terms of four years for Mr. Moore and three years for the other current executive officers. The agreements provide for a base salary of not less than their fiscal year 1999 base salary and an annual bonus in accordance with the Performance Compensation Plan. These executives are also entitled to participate in any stock options, restricted stock awards, performance shares and other compensation as the Company's Human Resources and Ethics Committee shall determine. They are also entitled to participate in all employee benefit programs of the Company applicable to senior executives, and the Company will continue to provide certain perquisites.

     The Company has the right to terminate the employment of the current executive officers at any time upon thirty days' notice for cause or without cause, and these executives have the right to resign at any time upon thirty days' notice. If an executive's employment is terminated by the Company other than for cause, or if an executive terminates his employment following certain actions by the Company, the executive will be entitled to receive certain benefits. In the case of Mr. Moore, he will receive: (i) for three years, the continuation of his then-current base salary and bonus (bonus calculated using the average annual percentage of base salary under the Performance Compensation Plan for the past five consecutive fiscal years, excluding the highest and lowest percentage), (ii) the lump sum value of a supplemental retirement benefit equal to the difference between (a) his benefits under the Retirement Plan and SERP by the addition of three years of credited service and age and (b) the amounts actually payable under such plans, (iii) immediate vesting of outstanding stock options and restricted stock awards, and immediate vesting and payout of awards outstanding under the performance share plan, and (iv) continuation of certain employee benefits and perquisites for the period of base salary continuation. In the case of the other current executive officers, they will receive: (i) for one year, the continuation of his or her then-current base salary and bonus (bonus calculated by using no less than the annual percentage of base salary under the Performance Compensation Plan for the last fiscal year), (ii) immediate vesting of outstanding stock options and immediate vesting and payout of shares earned under the Performance Share Plan, and (iii) continuation of certain employee benefits and perquisites for the period of base salary continuation. If an executive's employment is terminated in connection with a Change of Control, or in the case of Mr. Moore, if he terminates his employment based on a Change of Control, the executive will not receive the foregoing benefits, and will receive instead the benefits payable under the Company's Severance Plan.

     As a result of the divestiture of the Company's major defense business, Systems & Electronics Inc., the Company entered into a severance agreement with Mr. Stark and a special separation agreement with Mr. Ford. These agreements have an effective employment termination date of December 31, 1999. Under the terms of these agreements, Messrs. Stark and Ford will receive: (i) two years of their current base salary and bonus (bonus calculated using the average annual percentage of base salary under the Performance Compensation Plan for the past five consecutive fiscal years, excluding the highest and lowest percentage) to be paid in installments on each regular employee pay day over the next two years, (ii) the lump sum value of a supplemental retirement benefit equal to the difference between (a) their benefits under the Retirement Plan and SERP by the addition of two years of credited service and age and (b) the amounts actually payable, (iii) immediate vesting of outstanding stock options and restricted stock awards, and immediate vesting and payout of awards outstanding under the performance share plan, and (iv) a supplement or continuation of certain employee benefits and perquisites for the period of base salary continuation. In the event there is a Change of Control prior to December 31, 1999, these agreements will become null and void, and the provisions of the Company's Severance Plan will be applicable.

     All of the aforementioned agreements prohibit the executives from disclosing confidential information or trade secrets concerning the Company, and for a specific period from soliciting employees of the Company and from soliciting customers or distributors of the Company.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information with respect to the number of Receipts beneficially owned by the directors and executive officers of the Company as of November 1, 1999. Except as otherwise noted, each person has sole voting and investment power as to his shares.

                                                                NUMBER OF
                                                              COMMON SHARES
                       NAME OF                           REPRESENTED BY RECEIPTS
                  BENEFICIAL OWNER                       BENEFICIALLY OWNED(1)(2)
                  ----------------                       ------------------------
W. S. Antle III......................................              5,621
A.S. Barclay.........................................              9,453
J. J. Carey..........................................              6,875
C.J. Kretschmer......................................             36,428
J.M. McConnell.......................................              3,877
D. J. Moore..........................................            304,211(3)
V.L. Richey..........................................             15,596
L.W. Solley..........................................                500
J.M. Stolze..........................................                300
D.C. Trauscht........................................              9,175
All directors and executive officers as a group (10
  persons)...........................................            392,036

-------------------------
(1) The percentage of total outstanding Receipts beneficially owned by any individual does not exceed 1% except in the case of Mr. Moore, 2.4%. The percentage beneficially owned by all directors and executive officers as a group is 3.2%.

(2) Includes the following Receipts covered by employee stock options granted under the 1990 and 1994 Stock Option Plans which the individual has the right to acquire within 60 days after November 1, 1999:

Ms. Barclay 6,918; Mr. Kretschmer 20,648; Mr. Moore 100,546; Mr. Richey 9,891; and all directors and executive officers as a group, 138,003.

(3) Includes 32,000 Receipts which are non-transferable and do not vest until Mr. Moore remains employed by the Company through September 30, 2000 or until his earlier termination on account of death or disability, until a change of control of the Company, or termination by the Company other than for cause.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information with respect to each person known by the Company to own beneficially Receipts representing more than five percent of the outstanding Common Shares:

                                                     NUMBER OF COMMON SHARES       PERCENT
               NAME AND ADDRESS OF                   REPRESENTED BY RECEIPTS    OF OUTSTANDING
                BENEFICIAL OWNER                       BENEFICIALLY OWNED       COMMON SHARES
               -------------------                   -----------------------    --------------
Franklin Resources, Inc. ........................             946,950(1)             7.6%
and certain other parties
777 Mariners Island Boulevard
San Mateo, CA 94403-7777
Dimensional Fund Advisors, Inc. .................             895,700(2)             7.2%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
Merrill Lynch & Co., Inc. and certain other                   767,100(3)             6.2%
  parties........................................
800 Scudders Mill Road
Plainsboro, NJ 08536
Donald Smith & Co., Inc. ........................             663,000(4)             5.3%
East 80 Route 4 Suite 360
Paramus, NJ 07652
David L. Babson & Company .......................             642,900(5)             5.2%
One Memorial Drive
Cambridge, MA 02142-1300

-------------------------
(1) Based on information provided by Franklin Resources, Inc. ("FRI") indicating beneficial ownership as of September 30, 1999 by the mutual funds in the Franklin/Templeton Group of Funds (a tradename for U.S.-based separate, unaffiliated investment companies whose investment advisers are direct or indirect wholly-owned subsidiaries of FRI) and other managed accounts advised by direct or indirect wholly-owned subsidiaries of FRI. Charles B. Johnson and Rupert H. Johnson, Jr. each owns in excess of 10% of the outstanding common stock of FRI, and may each be deemed to be the beneficial owner of the 946,950 shares. Franklin Advisory Services, LLC ("FAS"), is the investment adviser for such shares. FAS has sole voting power as to 843,600 shares and sole investment power as to 946,950 shares. Each of the foregoing persons and entities disclaims any economic interest in or beneficial ownership of the 946,950 shares. The address of FAS is One Parker Plaza, Sixteenth Floor, Fort Lee, NJ 07024.

(2) Based on information provided by Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment adviser, indicating beneficial ownership as of September 30, 1999 (having sole voting power and/or sole investment power as to all such 895,700 shares). All such shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of The DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, as to all of which Dimensional serves as investment manager.

(3) Based on information provided by Merrill Lynch & Co., Inc. ("ML&Co.") indicating beneficial ownership as of November 12, 1999. Merrill Lynch Asset Management, L.P. ("MLAM") and Ford Asset Management, L.P. ("FAM") are investment advisers registered under Section 203 of the Investment Advisers Act of 1940 and are wholly-owned subsidiaries of ML&Co. As such, ML&Co. may be deemed to share with MLAM and FAM dispositive power and voting authority. MLAM and FAM act as investment advisers for certain investment companies registered under
    Section 8 of the Investment Company Act of 1940 as well as certain client accounts. One such investment company advised by MLAM, the Merrill Lynch Variable Series Funds, Inc. (Special Value Focus), holds 249,300 shares, while an investment company advised by FAM, the Merrill Lynch Special Value Fund, Inc., holds 517,800 shares. Although neither MLAM, FAM nor these investment companies individually hold a position equal to or greater than 5% of outstanding shares, on an aggregate basis these positions represent 6.2% of the outstanding shares. Thus, ML&Co. on behalf of ML Asset Management Group may be deemed to beneficially own 6.2% of the outstanding shares.

(4) Based on information provided by Donald Smith & Co., Inc. indicating beneficial ownership as of November 1, 1999 (having sole voting and investment power as to all such shares).

(5) Based on information provided by David L. Babson & Company indicating beneficial ownership as of November 1, 1999 (having sole voting and investment power as to all such shares).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own beneficially more than ten percent of any class of equity security of the Company to file with the Securities and Exchange Commission initial reports of such ownership and reports of changes in such ownership. Officers, directors and such beneficial owners are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF THE TWO NOMINEES FOR DIRECTORS.

                                   II. VOTING

     The affirmative vote of the holders of a majority of the shares entitled to vote which are present in person or represented by proxy at the 2000 Annual Meeting is required to elect directors and to act on any other matters properly brought before the meeting. Shares represented by proxies which are marked "withhold authority" with respect to the election of any one or more nominees for election as directors and proxies which are marked to deny discretionary authority on other matters will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Such proxies will thus have the same effect as if the shares represented thereby were voted against such nominee or nominees and against such other matters, respectively. Shares not voted on one or more but less than all such matters on proxies returned by brokers will be treated as not represented at the meeting as to such matter or matters.

     The Company knows of no other matters to come before the meeting. If any other matters properly come before the meeting, the proxies solicited hereby will be voted on such matters in accordance with the judgment of the persons voting such proxies.

                           III. INDEPENDENT AUDITORS

     KPMG LLP were the auditors for the fiscal year ended September 30, 1999, and the Audit and Finance Committee has selected them as auditors for the year ending September 30, 2000. A representative of KPMG LLP is expected to be present at the meeting with the opportunity to make a statement and/or respond to appropriate questions from Stockholders.

                           IV. STOCKHOLDER PROPOSALS

     Proposals of Stockholders intended to be presented at the 2001 Annual Meeting must be received by the Company by August 11, 2000 for inclusion in the Company's proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

     In order for a Stockholder to nominate a candidate for director, under the Company's Articles of Incorporation, timely notice of the nomination must be given to the Company in advance of the meeting. Ordinarily, such notice must be given not less than 60 nor more than 90 days before the meeting (but if the Company gives less than 50 days' notice or prior public disclosure of the date of the meeting, then the Stockholder must give such notice within 10 days after notice of the meeting is mailed or other public disclosure of the meeting is made, whichever occurs first). The Stockholder filing the notice of nomination must describe various matters regarding the nominee, including such information as name, address, occupation and shares held.

     In order for a Stockholder to bring other business before a Stockholder meeting, timely notice must be given to the Company within the time limits described above. Such notice must include a description of the proposed business, the reasons therefor and other specified matters. The Board may reject any such proposals that are not made in accordance with these procedures or that are not a proper subject for Stockholder action in accordance with the provisions of applicable law. These requirements are separate from and in addition to the requirements a Stockholder must meet to have a proposal included in the Company's proxy statement. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority.

     In each case, the notice must be given to the Secretary of the Company, whose address is 8888 Ladue Road, Suite 200, St. Louis, Missouri 63124-2090. Any Stockholder desiring a copy of the Company's Articles of Incorporation or Bylaws or the Trust Agreement will be furnished one without charge upon written request to the Secretary.

                          ESCO ELECTRONICS CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, as holder of record of the common stock trust receipts (the "Receipts") representing Common Stock of ESCO ELECTRONICS CORPORATION (the "Company"), does hereby appoint D.J. Moore, C.J. Kretschmer and A.S. Barclay, or any of them, the true and lawful attorneys in fact, agents and proxies of the undersigned to represent the undersigned at the Annual Meeting of Stockholders of the Company, to be held on February 3, 2000, commencing at 10:00 A.M., St. Louis time, at the Hilton St. Louis Frontenac Hotel, 1335 S. Lindbergh Blvd., St. Louis County, Missouri, 63131 and at any and all adjournments of such meeting, and to instruct The Chase Manhattan Bank, as trustee under the Company's Deposit and Trust Agreement (the "Trustee"), to vote all the shares of Common Stock of the Company represented by the Receipts standing on the register of the Company's stock transfer agent in the name of the undersigned as follows, and in their discretion on such other business as may properly come before the meeting:

                (Continued, and to be signed, on the other side)





                 /\ PLEASE DETACH PROXY HERE, SIGN AND MAIL /\

                                                                                                   PLEASE MARK
                                                                                                   YOUR VOTES AS
                                                                                                   INDICATED IN   [ X ]
                                                                                                   THIS EXAMPLE



MANAGEMENT RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:

1. ELECTION OF DIRECTORS                                    (INSTRUCTION: To withhold authority
    FOR all nominees             WITHHOLD                   to vote for any Individual
    listed to the right          AUTHORITY                  nominee, strike a line through the
    (except as marked         to vote for all               nominee's name on the list below.)
    to the contrary)          nominees listed
                              to the right
                                                            Nominees: J.M. McConnell, D.C. Trauscht
        |  |                      |  |

                                                                                     The undersigned hereby acknowledges receipt
                                                                                     of the Notice of the Annual Meeting and
                                                                                     accompanying Proxy Statement dated December
                                                                                     9, 1999.

                                                                                     The proxies will instruct the Trustee to
                                                                                     vote the Common Shares represented by your
                                                                                     Receipts in the manner directed herein by
                                                                                     the undersigned Receiptholder.

                                                                                     IF NO DIRECTION IS MADE, THIS PROXY WILL BE
                                                                                     VOTED FOR PROPOSAL 1.

                                                                                     Please sign exactly as your name appears to
                                                                                     the left. When signing as an attorney,
                                                                                     executor, administrator, trustee or
                                                                                     guardian, please give full title as such.
                                                                                     If signing on behalf of a corporation,
                                                                                     please sign in full corporate name by
                                                                            ______   President or other authorized officer. If
                                                                                  |  signing on behalf of a partnership, please
                                                                                  |  sign in partnership name by authorized
                                                                                  |  person.


                                                                                     Dated:
                                                                                           -------------------------------------

                                                                                     -------------------------------------------
                                                                                                    (Signature)

                                                                                     -------------------------------------------
                                                                                      (Signature - if held jointly, both holders
                                                                                       must sign.)

                                                                                     IF ADDRESS APPEARING TO THE LEFT IS
                                                                                     INCORRECT, KINDLY MAKE CORRECTION.



                 /\ PLEASE DETACH PROXY HERE, SIGN AND MAIL /\



                                  [ESCO LOGO]


                                                                December 9, 1999

Dear Stockholder:

     The annual meeting of stockholders of ESCO Electronics Corporation will be held at the Hilton St. Louis Frontenac Hotel, 1335 S. Lindbergh Blvd., St. Louis County, Missouri 63131 at 10:00 a.m. on Thursday, February 3, 2000.

     It is important that your shares are represented at this meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy materials, complete the attached proxy form above, and return it promptly in the envelope provided.

     Thank you.